December 18, 2008

Lateral Media, Inc.
2121 Avenue of the Stars
Suite 2550
Los Angeles, CA 90067
Attention: President

Re:           Conversion of Outstanding Indebtedness

Ladies and Gentlemen:

The undersigned (the “Lender”) has made advances to Lateral Media, Inc. (the “Company”), pursuant to that certain letter agreement, dated as of July 11, 2007, as subsequently amended on November 15, 2007, April 18, 2008 and August 1, 2008 (the “Loan Agreement”), pursuant to which the Lender agreed to provide a loan to the Company in the principal amount of up to $750,000, plus any accrued interest thereon (the “Loan”).  The Lender and the Company now wish to convert all principle and interest outstanding under the Loan as of the date hereof into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), on the terms and conditions set forth below:

1.           Conversion.  The parties agree and acknowledge that, notwithstanding the terms of the Loan Agreement, as of the date hereof, the principal balance of the Loan is $750,000, and the accrued and unpaid interest outstanding under the Loan is $47,876.71, for an aggregate balance of $797,876.71 (the “Current Outstanding Debt”).  As repayment in full of such balance, the Current Outstanding Debt is hereby converted into 1,063,836 fully paid and nonassessable shares of the Company’s Common Stock.  Effective as of the date hereof, the Current Outstanding Debt has been satisfied in full.   Notwithstanding the foregoing, the Lender may still loan the Company up to a principal amount of $750,000 at any time and from time to time prior to the Company’s consummation of a Next Financing (as defined in the Loan Agreement), as set forth in the Loan Agreement.  As soon as practicable hereafter, the Company agrees to issue and deliver to the Lender a certificate representing the shares of Common Stock issuable in exchange for the Current Outstanding Debt as provided in this Section 1 (the “Shares”).

2.           Investment Intent. The Lender represents and warrants to the Company that such Lender (i) is acquiring the Shares for such Lender’s own account for the purpose of investment, and (ii) is not acquiring the Shares with a view to, or for resale in connection with, a distribution, nor with any present intention of distributing or selling the Shares and understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state.  The Lender understands that until the Shares have been registered under the Securities Act and applicable state securities laws each certificate representing such Shares shall bear a legend substantially similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS EITHER A REGISTRATION STATEMENT WITH RESPECT TO SUCH SHARES SHALL BE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

3.           Accredited Investor.  The Lender represents and warrants to the Company that such Lender is an “accredited investor” as such term is defined in Regulation D under the Securities Act.

4.           Power of Lender.  The Lender represents and warrants to the Company that it has the right and power to execute, deliver and perform its obligations hereunder.

5.           Power of Company.  The Company represents and warrants to the Lender that (i) it has the right and power under its charter and bylaws to execute, deliver and perform its obligations hereunder; (ii) this Letter Agreement has been duly authorized by all necessary corporate or action, and (iii) the officer executing and delivering this Letter Agreement has the requisite right, power, capacity and authority to do so on behalf of such corporation.

6.           The Shares.  The Company represents and warrants to the Lender that: the Shares, when issued and delivered in exchange for the Current Outstanding Debt in accordance with the terms of this Letter Agreement, will be duly authorized, validly issued and fully paid and non-assessable, free and clear of all pledges, liens, encumbrances and preemptive rights.

7.           Governing Law; Jurisdiction.  This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Delaware governing contracts to be made and performed therein without giving effect to principles of conflicts of law, and, with respect to any dispute arising out of this Letter Agreement, each party hereby consents to the exclusive jurisdiction of the courts sitting in the State of Delaware.  Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and each party further agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.

8.           Counterparts.  This Letter Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

9.           Further Assurances.  The Lender will execute and deliver to the Company any writings and do all things necessary or reasonably requested by the Company to carry into effect the provisions and intent of this Letter Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Letter Agreement as of the date set forth above.

LENDER:

Trinad Capital Master Fund, Ltd.

By:	/s/ Jay A. Wolf
Name:	Jay A. Wolf
Title: Managing Director of Trinad Management, LLC, the Manager of Trinad Capital Master Fund Ltd.

Accepted and Agreed:

THE COMPANY

Lateral Media, Inc.

By:	/s/ Jeffrey Schwartz
Name:	Jeffrey Schwartz
Title:	Chief Executive Officer